Exhibit 1.1

FORM OF

SEED CAPITAL INVESTOR AGREEMENT

for

SPDR® Gold MiniShares Trust

a series of

World Gold Trust

Sponsored by WGC USA Asset Management Company, LLC

[•], 2018

WGC USA ASSET MANAGEMENT COMPANY, LLC, a Delaware limited liability company (the “Sponsor”), has sponsored the formation of WORLD GOLD TRUST (the “Trust”), a Delaware statutory trust, for which the Delaware Trust Company, a Delaware banking corporation, acts as the sole trustee (the “Trustee”). The Trust has established and designated a series of the Trust, the SPDR® Gold MiniShares Trust (the “Fund”).

Upon the basis of the representations and warranties set forth in Section 1 hereof and subject to the applicable terms and conditions set forth herein, on the date hereof the Trust agrees to issue and sell to [    •     ] (the “Seed Capital Investor”), and the Seed Capital Investor agrees to purchase the aggregate number of common units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares”) as are set forth in Schedule A hereto (such units of the Fund being referred to herein as the “Seed Creation Units”) in consideration of the payment of the amount for the Shares (the “Purchase Price”) set forth in Schedule A. The Seed Capital Investor agrees to purchase the Seed Creation Units and agrees not to redeem, transfer or otherwise dispose of such Seed Creation Units except as contemplated under Section 2(b) hereto.

1. The Sponsor, on its own behalf and in its capacity as Sponsor of the Trust and the Fund, represents and warrants to, and agrees with, the Seed Capital Investor that:

(a) A registration statement on Form S-1 (File Nos. 333-221842) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); at the time of payment of the Purchase Price by the Seed Capital Investor (the “Closing Time”), the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Seed Capital Investor, shall have been declared effective by the Commission in such form; as of the Closing Time, except as set forth in this Section 1, no other document with respect to the Initial Registration Statement shall have been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of

1933, as amended (the “Act”), is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(b) As of the Closing Time, no order preventing or suspending the use of any Preliminary Prospectus shall have been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Sponsor by the Seed Capital Investor expressly for use therein;

(c) As of the Closing Time, the Registration Statement, the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the Closing Time or the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Sponsor by the Seed Capital Investor expressly for use therein;

(d) Each of the Shares comprising the Seed Creation Units shall be duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and as of the Closing Time will conform in all material respects to the description of the Shares comprising the Seed Creation Units contained in the Prospectus;

(e) The issue and sale of the Shares comprising the Seed Creation Units by the Trust with respect to the Fund and the compliance by the Sponsor and the Trust (on its own behalf and on behalf of the Fund) with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Sponsor or the Trust is a party or by which the Sponsor, or the Trust is bound or to which any of the property or assets of the Sponsor or the Trust is subject, except where such conflict, breach or violation, as the case may be, would not have a material adverse effect on the ability of the Sponsor or the Trust to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the constitutive documents of the Sponsor, the Trust, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Sponsor, or the Trust or any of their respective properties, except where such violation would not have a material adverse effect on the ability of the Sponsor to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares comprising the Seed Creation Units hereunder or the consummation by the Sponsor or the Trust of the transactions contemplated by this Agreement, except the registration under the Act of the Shares comprising the Seed Creation Units and such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”), state securities or Blue Sky laws in connection with the purchase and distribution by the Seed Capital Investor of the Shares comprising the Seed Creation Units;

2. The Seed Capital Investor represents and warrants to, and agrees with, the Sponsor, on its own behalf and in its capacity as Sponsor of the Trust and the Fund, that:

(a) On the date of this Agreement, the Seed Capital Investor shall pay the Purchase Price as set forth on Schedule A, attached hereto, and the Trust shall cause the Shares comprising the Seed Creation Units to be delivered to the Seed Capital Investor or its designee through the facilities of The Depository Trust Company (“DTC”) for the account of the Seed Capital Investor or its designee.

(b) The Seed Capital Investor agrees that any sales of any shares comprising the Seed Creation Units will be effected in a manner consistent with the Plan of Distribution contained in the Prospectus and that it shall deliver a Prospectus with any such sales when required by law.

3. The Sponsor agrees with the Seed Capital Investor:

(a) To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b) or Rule 430A(a)(3) under the Act; to advise the Seed Capital Investor, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Seed Capital Investor, upon written request, with copies thereof; to advise the Seed Capital Investor, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares comprising the Seed Creation Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NYSE Arca (the “Exchange”);

(c) To file promptly all reports and any information statement required to be filed by the Fund with the Commission in order to comply with the Securities Exchange Act of 1934, as amended, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and

(d) To maintain an orderly procedure for the transfer and register of the Shares comprising the Seed Creation Units.

(e) To cause the Shares comprising the Seed Creation Units to be delivered to the Seed Capital Investor or its designee through the facilities of The Depository Trust Company (“DTC”) as of the date of this Agreement, subject to the payment by the Seed Capital Investor of the Purchase Price.

4. In accordance with Section 2.06 of the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust (“Declaration or Trust”), the Seed Capital Investor acknowledges that it may look solely to the assets (the “Fund Assets”) of the Fund or to the Sponsor and its assets for payment in respect of any claim against or obligation of such Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of that particular Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. The Seed Capital Investor further acknowledges that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions of the Fund incurred, contracted for or otherwise existing and (ii) the Shares of such Fund shall be subject to the following limitations:

(a) the assets of the Trust held with respect to each particular series of the Trust, including the Fund (each, a “Series”), shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series;

(b) any liabilities, debts, obligations, expenses, costs, charges and reserves of the Trust that are not readily identifiable as being liabilities held with respect to any particular Series (collectively “General Liabilities”) shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor, in its sole discretion, deems fair and equitable;

(c) each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon the shareholders of all Series for all purposes;

(d) all persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look, exclusively to the assets of that particular Series for payment of such credit, claim, or contract, and not any other Series or the Trust as a whole. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation;

(e) subject to the right of the Sponsor in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to the Declaration of Trust or is hereafter authorized and existing pursuant to the Declaration of Trust, shall be enforceable against the assets held with respect to such particular Series only, and not against the assets of any other Series or the General Assets of the Trust and none of the General Liabilities of the Trust or the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series thereof shall be enforceable against the assets held with respect to such particular Series; and

(f) notice of this limitation on liabilities between and among Series is set forth in the Trust’s Certificate of Trust, and by giving such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Statutory Trust Act relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each Series.

5. Indemnification and Contribution

(a) The Sponsor and the Fund will jointly and severally indemnify and hold harmless the Seed Capital Investor against any losses, claims, damages or liabilities, joint or several, to which the Seed Capital Investor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Seed Capital Investor for any legal or other expenses reasonably incurred by the Seed Capital Investor in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Sponsor nor the Fund shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Sponsor by the Seed Capital Investor expressly for use therein.

(b) The Seed Capital Investor will indemnify and hold harmless the Sponsor and the Fund against any losses, claims, damages or liabilities to which the Sponsor or the Fund may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, in the light of the circumstances under which they were made, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Sponsor by the Seed Capital Investor expressly for use therein; and will reimburse the Sponsor and the Fund for any legal or other expenses reasonably incurred by the Sponsor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Fund on the one hand and the Seed Capital Investor on the other from the offering of the Shares in controversy comprising the Seed Creation Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sponsor and the Fund on the one hand and the Seed Capital Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sponsor or the Fund on the one hand or the Seed Capital Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Sponsor, the Fund and the Seed Capital Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Seed Capital Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares in controversy comprising the Seed Creation Units purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which the Seed Capital Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Sponsor under this Section 5 shall be in addition to any liability which the Sponsor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Seed Capital Investor within the meaning of the Act; and the obligations of the Seed Capital Investor under this Section 5 shall be in addition to any liability which the Seed Capital Investor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Sponsor and to each person, if any, who controls the Sponsor within the meaning of the Act.

6. The respective indemnities, agreements, representations, warranties and other statements of the Sponsor and the Seed Capital Investor, as set forth in this Agreement or made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Seed Capital Investor or any controlling person of the Seed Capital Investor, or the Sponsor, or any officer or director or controlling person of the Sponsor, and shall survive delivery of and payment for the Shares comprising the Seed Creation Units.

7. If the Shares comprising the Seed Creation Units are not delivered by or on behalf of the Sponsor or the Fund as provided herein, the Sponsor and the Fund will reimburse the Seed Capital Investor for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Seed Capital Investor in making preparations for the purchase, sale and delivery of the Shares comprising the Seed Creation Units, but the Sponsor and the Fund shall then be under no further liability to the Seed Capital Investor except as provided in Section 5 hereof.

8. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Seed Capital Investor shall be delivered or sent by mail, telex or facsimile transmission to the Seed Capital Investor at [•] and if to the Sponsor or the Fund shall be delivered or sent by mail to the address of the Sponsor set forth in the Registration Statement, Attention: [ • ]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

9. This Agreement shall be binding upon, and inure solely to the benefit of, the Seed Capital Investor, the Sponsor, the Fund and, to the extent provided in Sections 5 and 6 hereof, the officers and directors of the Sponsor and the Fund and each person who controls the Sponsor or the Seed Capital Investor, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares comprising the Seed Creation Units from the Seed Capital Investor shall be deemed a successor or assign by reason merely of such purchase.

10. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except with respect to Section 4, which shall be governed by and construed in accordance with the laws of the State of Delaware.

12. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

13. The Sponsor and the Fund are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Seed Capital Investor imposing any limitation of any kind.

Remainder of page left blank intentionally. Signature page follows.

If the foregoing is in accordance with the Seed Capital Investor’s understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Seed Capital Investor, this letter and such acceptance hereof shall constitute a binding agreement between the Seed Capital Investor and the Sponsor.

Very truly yours,

WORLD GOLD TRUST, with respect to SPDR® Gold MiniShares Trust, a series of the Trust

By:	WGC USA ASSET MANAGEMENT COMPANY, LLC, as Sponsor

By:
Name:
Title:

WGC USA ASSET MANAGEMENT COMPANY, LLC

By:
Name:
Title:

[ • ]

By:
Name:
Title:

SCHEDULE A

SPDR® Gold MiniShares Trust
Units of Beneficial Interest		shares
Purchase Price	$

11